As filed with the Securities and Exchange Commission on September 25, 1995.
                                                  Registration No.

===========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                             __________________
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                             __________________
                            TRAVELERS GROUP INC.
           (Exact Name of Registrant as Specified in Its Charter)

                Delaware                     52-1568099
     (State or Other Jurisdiction of      (I.R.S. Employer
     Incorporation or Organization)      Identification No.)

                            388 Greenwich Street
                         New York, New York  10013
                               (212) 816-8000
  (Address, Including Zip Code, and Telephone Number, Including Area Code,
                of Registrant's Principal Executive Offices)

                             __________________

                           Charles O. Prince, III
                            Travelers Group Inc.
                            388 Greenwich Street
                         New York, New York  10013
                               (212) 816-8000
         (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent for Service)

                                  Copy to:
                            Alan G. Straus, Esq.
                    Skadden, Arps, Slate, Meagher & Flom
                              919 Third Avenue
                         New York, New York  10022
                               (212) 735-3000
                             __________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest rein-vestment plans, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]
                             __________________

                      CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed
                                       Maximum       Proposed
 Title of Each                        Offering       Maximum          Amount
    Class of            Amount          Price        Aggregate          of
Securities to be         to be           Per         Offering      Registration
   Registered          Registered       Unit(1)       Price(1)          Fee
- --------------------------------------------------------------------------------
Common Stock par        350,000         $50 1/8     $17,543,750      $6,049.57
value $.01              shares
================================================================================
(1)       Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 and based on the average of the high and low prices of the Common Stock on September 22, 1995.
                             __________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commis-sion, acting pursuant to said Section 8(a), may determine.

===========================================================================

                                                  CROSS REFERENCE SHEET
                                        Pursuant to Item 501(b) of Regulation S-K

Form S-3 Item Number and Caption                                Location in Prospectus
- --------------------------------                                ----------------------
1.      Forepart of Registration Statement and
        Outside Front Cover Page of Prospectus  .               Facing Page of Registration
                                                                Statement and Front Cover Page

2.      Inside Front and Outside Back Cover Pages
        of Prospectus . . . . . . . . . . . . . .               Inside Front and Outside Back Cover
                                                                Pages

3.      Summary Information, Risk Factors and
        Ratio of Earnings to Fixed Charges  . . .               Not Applicable

4.      Use of Proceeds . . . . . . . . . . . . .               Use of Proceeds

5.      Determination of Offering Price . . . . .               Not Applicable

6.      Dilution  . . . . . . . . . . . . . . . .               Not Applicable

7.      Selling Security Holders  . . . . . . . .               Not Applicable

8.      Plan of Distribution  . . . . . . . . . .               The Travelers Indemnity Company
                                                                Agency Capital Accumulation Plan

9.      Description of Securities to be                         Not Applicable
        Registered  . . . . . . . . . . . . . . .

10.     Interests of Named Experts and Counsel  .               Experts; Legal Matters

11.     Material Changes  . . . . . . . . . . . .               Not Applicable

12.     Incorporation of Certain Information by                 Incorporation of Certain Infor-
        Reference . . . . . . . . . . . . . . . .               mation by Reference

13.     Disclosure of Commission Position on In-
        demnification for Securities Act
        Liabilities . . . . . . . . . . . . . . .               Not Applicable


                      SUBJECT TO COMPLETION, DATED SEPTEMBER 25, 1995
PROSPECTUS



                         TRAVELERS GROUP INC.
                             _____________


                   THE TRAVELERS INDEMNITY COMPANY
                  AGENCY CAPITAL ACCUMULATION PLAN

                             _____________

          This Prospectus relates to an aggregate of 350,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Travelers Group Inc. (the "Company"), issuable pursuant to The Travelers Indemnity Company Agency Capital Accumulation Plan (the "Plan").

          An aggregate of 350,000 shares of Common Stock (the "Restricted Stock") has been authorized for issuance pursuant to the Plan. The Restricted Stock will be issued from time to time by the Company under the terms of the Plan directly to Eligible Agencies (as hereinafter defined) that elect to receive a portion of their Profit Sharing (as hereinafter defined) that would otherwise have been paid in cash in the form of Restricted Stock without the payment of any underwriting discount or com-mission. In certain jurisdictions, a registered broker-dealer will act as agent on behalf of the Company in order to comply with the securities laws of such jurisdictions. Smith Barney Inc., an affiliate of the Company and a registered broker-dealer, may act in such capacity. The Restricted Stock will be subject to restrictions on transferability and forfeiture in certain circumstances. The price of the Restricted Stock for purposes of determining the number of shares to be issued will be discounted at 25% from fair market value (as hereinafter defined), or at the discretion of the Committee (as hereinafter defined) at such other percentage as may be necessary to reflect adequately the impact of the nature of the restric-tions and the risk of potential forfeiture of the Restricted Stock.

          The Common Stock is currently traded on the New York Stock Exchange, Inc. and The Pacific Stock Exchange Incorporated, under the symbol "TRV," and on The Toronto Stock Exchange under the symbol "TVG." On September 22, 1995, the last sale price of the Common Stock as reported on the New York Stock Exchange, Inc. was $50.25 per share.

                              _______________


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
            THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                EXCHANGE COMMISSION OR ANY STATE SECURITIES
                   COMMISSION PASSED UPON THE ACCURACY OR
                     ADEQUACY OF THIS PROSPECTUS.  ANY
                       REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.

                              _______________

            The date of this Prospectus is ____________ __, 1995

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

FOR NORTH CAROLINA PURCHASERS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER RULED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.


                           AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the offices of The Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94106 and 233 South Beaudry Avenue, Los Angeles, California 90012.

          This Prospectus constitutes a part of the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement for further information with respect to the Company and the securities offered hereby. Any statement contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.


             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, the Company's Quarterly Report on Form 10-Q for the three month and six month periods ended March 31, 1995 and June 30, 1995, respectively, the Company's Current Reports on Form 8-K dated May 9, 1995 (filed on May 9, 1995); May 9, 1995 (filed on May 11, 1995); May 25, 1995; June
25, 1995 and September 14, 1995, and the description of the Company's Common Stock contained in the Company's Registration Statement on Form S-3 dated February 15, 1994 (File No. 33-52281), which have been filed by the Company under the Exchange Act, are incorporated by reference herein.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incor-porated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement as modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated by reference herein, other than exhibits thereto (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Corporate Communications and Investor Relations, Travelers Group Inc., 388 Greenwich Street, New York, New York 10013; telephone number (212) 816-8000.


                              USE OF PROCEEDS

          The Company will issue the Restricted Stock to Eligible Agencies that elect to receive Restricted Stock (the "Participants") in lieu of a portion of their profit sharing ("Profit Sharing") under agency benefit agreements with The Travelers Indemnity Company, an indirect wholly owned subsidiary of the Company ("Indemnity"), which Profit Sharing would have been otherwise paid in cash. The Company will not receive any cash proceeds in connection with the issuance of the Restricted Stock.


                      THE TRAVELERS INDEMNITY COMPANY
                      AGENCY CAPITAL ACCUMULATION PLAN


General Information

          The Plan was adopted by the Board of Directors of the Company on July 26, 1995. The Plan is administered by the Nominations and Compensation Committee of the Board or such other committee which may be appointed by the Board from time to time (the "Committee"). The purpose of the Plan is to enable Indemnity to attract, retain and motivate independent property-casualty insurance agencies of Indemnity and of certain other Subsidiaries of the Company (the "Agencies"), to compensate them for their contributions to the growth and profits of the Company and to encourage ownership of the Common Stock on the part of such Agencies.

          A summary of the features of the full text of the Plan is set forth below and is qualified in its entirety by reference to the Plan, a copy of which is included as Annex A. Capitalized terms used herein but not defined will have the meanings ascribed thereto in the Plan. All determinations regarding awards under the Plan shall be governed by the terms of the Plan and, where applicable, the terms of the Restricted Stock Award Agreement with each Participant.

          The Plan is not subject to the Employee Retirement Income Securi-ty Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").


Description of the Plan

            The Restricted Stock will be issued by the Company, under the terms of the Plan, directly to those Agencies designated by the Committee (the "Eligible Agencies") that elect to receive a portion of their Profit Sharing, which would otherwise have been paid in cash, in the form of Restricted Stock under the Plan. In certain jurisdictions, a registered broker-dealer will act as agent on behalf of the Company in order to comply with the securities laws of such jurisdictions. Smith Barney Inc., an affiliate of the Company and a registered broker-dealer, may act in such capacity.

          The Company has reserved 350,000 shares of Common Stock for issuance under the Plan, which may consist of shares that are authorized but unissued, or previously issued and reacquired by the Company, or both. The total number of shares of Common Stock reserved will be adjusted upward or downward by the Committee in the event of any stock dividend, recapitalization, stock split or other capital adjustment or transaction materially affecting the Common Stock. Under the current terms of the Plan, if Restricted Stock issued under the Plan is forfeited, canceled, terminated or expires prior to the end of the Restricted Period, such shares of Common Stock will be available for future issuances.

          Agencies will be designated to participate in the Plan at the discretion of the Committee. Upon such designation by the Committee, participation in the Plan will be elective. As of September 1, 1995, the Company and its subsidiaries had approximately 2,750 active property-casualty insurance agencies of which approximately 600 are expected to be eligible to participate in the Plan.


Administration

          The Committee consists of at least three persons designated by the Board of Directors of the Company. Members of the Committee are selected by, and serve at the discretion of, the Board. Members of the Committee serve indefinitely and may be removed at any time by the Board.

          The Committee has exclusive discretion to, among other things,
(a) designate Eligible Agencies, (b) determine the maximum percentage of Profit Sharing that may be the subject of an award under the Plan and all other terms of participation, (c) modify (within certain limits) the terms of participation, and (d) make all other determinations (including with respect to forfeiture of Restricted Stock) that it deems necessary or desirable in the interpretation and administration of the Plan. The Committee has the authority to administer, construe and interpret the Plan, and its decisions are final, binding and conclusive.

          Participants will receive a report regarding their awards at least once a year. Participants may request additional Plan information and information regarding its administrators by writing to Travelers Group Inc., Attention: Corporate Compensation Department, 388 Greenwich Street, 7th Floor, New York, New York 10013; telephone number (212) 816-8000.


Restricted Stock

          An Agency must earn a minimum Profit Sharing of $15,000 (which minimum may be adjusted from time to time by the Committee in its sole discretion) in either Commercial Lines or Personal Lines for the calendar year for which such Profit Sharing award is earned (the "Base Year") in order to be entitled to elect to receive a portion of that Profit
Sharing in the form of Restricted Stock. Personal Lines and Commercial
Lines Profit Sharing are not aggregated for this purpose. An Agency may be required to make such election prior to such Agency knowing whether it will be eligible to receive an award and prior to knowing the amount of the Profit Sharing on which eligibility to participate in the Plan and the amount on which the award will be based. A percentage of each Eligible Agency's Profit Sharing (currently set at a maximum of 50% of such Eligible Agency's Profit Sharing, but subject to adjustment by the Committee) will be available to be paid in the form of Restricted Stock. No election made under the Plan will be effective unless it is made in accordance with the administrative procedures established by the Committee from time to time, including timely receipt by the Company of annual election forms.

          The price of the Restricted Stock for purposes of determining the number of shares of Common Stock to be issued will be discounted at 25% from fair market value, or at the discretion of the Committee, such other percentage as may be necessary to reflect adequately the impact of the restricted nature and potential forfeiture of the Restricted Stock. For purposes of the Plan, "fair market value" of the Common Stock shall be the average of the closing prices on the Composite Tape of the New York Stock Exchange for the five consecutive trading days prior to the date of an award. The Company may, if it wishes, instead of issuing stock certificates evidencing Restricted Stock, make book entries in its records to evidence an award. In such case, certificates would then be issued at the time the restrictions lapse.

          Participants will not be able to sell, pledge, transfer, assign or otherwise dispose of the Restricted Stock for a period of three years (or such other period as may be determined to be applicable in the sole discretion of the Committee) (the "Restricted Period") but shall be free to do so after the expiration of the Restricted Period. The Committee may extend the Restricted Period with respect to any award with the Participants' written consent. Prior to the expiration of the Restricted Period, the Participant will be entitled to receive regular dividends or dividend equivalents with respect to the Restricted Stock. The Committee will determine the effect of any extraordinary dividends on the Restricted Stock. A Participant shall have the right to direct the vote of Restricted Stock (unless the Committee deter-mines otherwise at or prior to the time of the grant of any award) in accordance with procedures established by the Committee. Upon expiration of the Restricted Period, a Participant will obtain full dispositive power over its Restricted Stock, including (at the Company's option) sale of such Restricted Stock to the Company. Restricted Stock so repurchased by the Company will be available for future issuances under the Plan.

          Restricted Stock will be awarded, and will be subject to for-feiture, based upon separate determinations of performance in each of the Commercial Lines and Personal Lines. In the event that in any of the three years immediately following the Base Year a Participant's annual written casualty-property premium (as defined in the Agency Benefit Agreements) between a Participant and Indemnity (the "Annual Premium") with Indemnity and any other insurance Subsidiaries of the Company is reduced by (a) 60% or more in Commercial Lines or (b) 50% or more in Personal Lines compared to such Participant's Annual Premium with Indemnity and any such company in the Base Year, such Participant will forfeit all Restricted Stock awarded with respect to such Base Year related to the Line in which the Annual Premium was reduced. Upon such forfeiture, the Participant will have no further rights in the Restricted Stock or the Profit Sharing in lieu of which the Restricted
Stock was awarded. The determination of whether there is a reduction in Annual Premiums in any given year compared to the applicable Base Year resulting in forfeiture will be based on Annual Premiums in either Commercial Lines or Personal Lines, depending upon whether the Restricted Stock was awarded in lieu of a portion of Commercial Lines Profit Sharing or Personal Lines Profit Sharing, and will be made by the Committee, in its sole discretion. In the event any reduction in Annual Premiums resulting in forfeiture is the result of (1) Indemnity or any other insurance
Subsidiary of the Company withdrawing from a Commercial Lines or Personal Lines market that is material for a Participant or (2) Indem-nity terminating the Participant's appointment as an Agency other than for Cause, the Restricted Stock will be forfeited; however, in either case, the Participant will receive a cash payment equal to the Profit Sharing, without interest, in lieu of which the Restricted Stock was awarded under the Plan.
For these purposes, material shall be deemed to be 10% of a Participant's Annual Premium writings with Indemnity or any other insurance Subsidiary of the Company with respect to such Line in which the Annual Premium was reduced (Commercial or Personal); provided, however, that the Committee shall have sole discretion to deem any other circumstance or event to be a material withdrawal.

Certain Federal Income Tax Consequences

          The following is a brief summary of the principal federal income tax consequences of transactions under the Plan, based on current federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice, and does not, among other things, describe state, local or foreign tax consequences. Participants in the Plan are strongly urged to consult their own tax advisors regarding the federal, state, local or other tax consequences of awards and vesting of Restricted Stock and other transactions under the Plan.

          Generally, a Participant must include in ordinary income an amount equal to the fair market value of the Restricted Stock at the time such Restricted Stock is no longer "restricted." Notwithstanding the foregoing, a Participant may elect pursuant to Section 83(b) of the Code to include as income in the year the Restricted Stock is awarded by the Company to such Participant an amount equal to the fair market value of the Restricted Stock on the date of such award (as if the Restricted Stock were unrestricted and could be sold or transferred immediately). If the Restricted Stock subject to the Section 83(b) election is subsequently forfeited, no deduction or tax refund is allowed for the amount included as income as a result of the Section 83(b) election. Such an election must be made within 30 days of the date of such award.

          A Participant's tax basis in Restricted Stock will be equal to the amount of ordinary income recognized by such Participant with respect to such shares of Restricted Stock. Upon the sale of Restricted Stock after all restrictions lapse, a Participant will generally recognize gain or loss which will be capital gain or loss if the Restricted Stock has been held as a capital asset; such capital gain or loss will be treated as long-term if held for more than one year. The holding period for capital gains treatment will begin when all restrictions lapse, unless the Participant has made a Section 83(b) election in which event the holding period will commence on the date of award of the Restricted Stock by the Company to such Participant. The Company generally will be entitled to a deduction in the amount of a Participant's ordinary income at the time such income is recognized as described above.


Amendments to or Discontinuance of the Plan

          The Board, without the approval of the Company's stockholders or of Participants, may at any time terminate, amend or modify the Plan, provided that no such action may without a Participant's consent adversely affect Restricted Stock previously issued. The Plan will remain effective until terminated by the Board in accordance with the terms of the Plan.

                               LEGAL MATTERS

          The validity of the Restricted Stock is being passed upon for the Company by Charles O. Prince, III, Esq., General Counsel of the Company, Travelers Group Inc., 388 Greenwich Street, New York, New York 10013. Mr. Prince, Senior Vice President, General Counsel and Secretary of the Company, beneficially owns, or has rights to acquire under the Company's employee benefit plans, an aggregate of less than 1% of the Company's Common Stock.


                                  EXPERTS

          The consolidated financial statements and schedules of the Company as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been incorporated by reference herein, in reliance upon the reports (also incorporated by reference herein) of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements and schedules refer to changes in the Company's method of accounting for certain investments in debt and equity securities in 1994, methods of accounting for postretirement benefits other than pensions and accounting for postemployment benefits in 1993, and method of accounting for income taxes in 1992. The preacquisition consolidated financial statements of The Travelers Corporation as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been incorporated by reference herein, in reliance upon the report which includes an explanatory paragraph referring to changes in the method of accounting and reporting for reinsurance in 1993 and the method of accounting for postretirement benefits other than pensions, accounting for income taxes and accounting for foreclosed assets in 1992 (also incor-porated by reference herein) of Coopers & Lybrand L.L.P., independent accountants, and upon the authority of said firm as experts in accounting and auditing.

                                                       ANNEX A


                      THE TRAVELERS INDEMNITY COMPANY
                      AGENCY CAPITAL ACCUMULATION PLAN

                          as of ____________  __, 1995


SECTION 1.  Purpose of the Plan.

          The name of this plan is THE TRAVELERS INDEMNITY COMPANY AGENCY CAPITAL ACCUMULATION PLAN (the "Plan"). The purpose of the Plan is to enable THE TRAVELERS INDEMNITY COMPANY ("Indemnity"), an indirect wholly owned subsidiary of Travelers Group Inc. (the "Company"), and certain insurance Subsidiaries (as hereinafter defined) to attract, retain and motivate Agen-cies (as hereinafter defined), to compensate them for their contributions to the growth and profits of the Company and to encourage ownership of common stock, par value $.01 per share (the "Common Stock"), in the Company on the part of such Agencies.


SECTION 2.  Definitions

          For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Agency" means an independent property-casualty insurance agency appointed by Indemnity or any other insurance Subsidiary of the Company.

          (b) "Annual Premium" with respect to any given year means an annual written property-casualty premium in the Business Included (as defined in the Agency Benefit Agreements) between a Participant and Indemnity.

          (c) "Base Year" means the calendar year for which a Profit Sharing award is earned.

          (d)  "Board" means the Board of Directors of the Company.

          (e) "Cause" means, for purposes of the Plan, the willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise, as determined in the sole discretion of the Committee.

          (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (g) "Committee" means the Nominations and Compensation Committee of the Board or such other committee as may be appointed by the Board from time to time.

          (h) "Common Stock" means the common stock of the Company, par value $.01 per share.

          (i)  "Company" means Travelers Group Inc., a Delaware corporation.

          (j) "Eligible Agency" means an Agency selected by the Committee pursuant to Section 3.

          (k) "Indemnity" means The Travelers Indemnity Company, a Connec-ticut corporation and an indirect wholly owned subsidiary of the Company.

          (l) "Participant" means an Eligible Agency that elects to participate in the Plan.

          (m) "Profit Sharing" shall have the meaning set forth in the Agency Benefit Agreement between a Participant and Indemnity as in effect for the Base Year.

          (n) "Restricted Period" means the three-year period (or such other period determined by the Committee) together with any extension thereof approved pursuant to the Plan, commencing on the date of the award.

          (o) "Restricted Stock" means an award of shares of Common Stock that is subject to the restrictions and potential forfeiture set forth in Section 5.

          (p) "Restricted Stock Award Agreement" means an agreement between the Participant and the Company evidencing the award.

          (q) "Subsidiary" means any corporation 50% or more of the total combined voting power of all classes of stock of which is owned, directly or indirectly, by the Company.


SECTION 3.  Eligibility and Participation.

          The Eligible Agencies under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among the Agencies.


SECTION 4.  Amount and Form of Awards.

          (a) Minimum Profit Sharing that must be earned before a Restricted Stock election can be made and the minimum and maximum awards that can be elected under the Plan, shall be determined by the Committee in its sole discretion. Agencies that earn the minimum Profit Sharing described below may elect to receive up to the maximum award of Restricted Stock as described below (which may be designated as a per-centage of Profit Sharing) in lieu of a percentage of Profit Sharing in accordance with a timely election by such Agency. For Eligible
Agencies electing to participate, unless otherwise established by the Committee, with respect to Profit Sharing for either Commercial Lines or Personal Lines, separately and not in the aggregate: (i) the minimum
Profit Sharing from which a Restricted Stock award may be elected will be $15,000 in respect of either Commercial or Personal Lines, (ii) the minimum Profit Sharing that can be received as Restricted Stock will be equal to $2,500, and (iii) the maximum award will be 50% of Profit Sharing. An election to receive Restricted Stock in lieu of Profit Sharing shall be of no force or effect unless made in accordance with the administrative procedures established by the Committee from time to time, including, without limitation, timely receipt by the Company of an annual election form. Awards of Restricted Stock will be made in lieu of cash payment of the designated percentage of the Participant's Profit Sharing and will be granted at such time as the Committee may in its sole discretion determine, and the Committee may also in its sole discretion provide for alternative methods for grants of awards. A Participant will receive such award in Restricted Stock.

          (b) The maximum number of shares of Common Stock that may be issued under the Plan as Restricted Stock shall be not more than 350,000 shares of Common Stock, subject to adjustment as provided in Section 7, and such shares of Common Stock may be authorized but unissued shares, or previously issued shares reacquired by the Company, or both. In the event Restricted Stock is forfeited prior to the end of the Restricted Period, the shares of Common Stock subject to such award of Restricted Stock will become available for future awards.


SECTION 5.  Restricted Stock.

          (a) The number of shares of Restricted Stock awarded to a Participant under the Plan will be determined by a formula or formulas approved by the Committee. In order to reflect the impact of the restric-tions on the value of the Restricted Stock, as well as the possibility of forfeiture of Restricted Stock, the fair market value of the Common Stock shall be discounted by a factor of 25% in determining the number of shares of Restricted Stock to be awarded. The Committee may, where it deems appropriate, and in its sole discretion, provide for an alternative discount factor. For purposes of this Plan, the fair market value of the Common Stock for an award will be the average of the closing prices of the Common Stock on the Composite Tape of the New York Stock Exchange for the five consecutive trading days prior to the date of the award. The dollar value of an award will be divided by the discounted market value (as described above) to determine the number of shares of Restricted Stock in an award.
The value of fractional shares will be paid currently in cash.

          (b) A Participant shall not have any rights with respect to an award, unless or until such Participant has executed a Restricted Stock Award Agreement and has delivered a fully executed copy thereof to the Company, within a period of 60 days after the date of the award (or such shorter period after the date of award as the Committee may specify). Each Participant who is awarded Restricted Stock may, but need not, be issued a stock certificate in respect of such Restricted Stock. A "book entry" (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence an award of Restricted Stock to a Participant where no certificate is issued in the name of the Participant. Such Company records shall, absent manifest error, be binding on the Participants. Each certificate, if any, registered in the name of a Participant shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

          "The transferability of the certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Travelers Indemnity Company Agency Capital Accumulation Plan and a Restricted Stock Award Agreement entered into between the registered owner and Travelers Group Inc. Copies of such Plan and Agreement are on file in the offices of Travelers Group Inc."

          The Committee shall require that any stock certificate issued in the name of a Participant evidencing Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of such issuance of a certificate for Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Restricted Stock covered by such certificate.

          (c) The Restricted Stock awarded pursuant to this Section 5 shall be subject to the following restrictions and conditions:

               (i) Subject to the provisions of the Plan and the Restrict-ed Stock Award Agreements, during the Restricted Period, the Participant shall not be permitted to sell, transfer, pledge or assign Restricted Stock awarded under the Plan. The Committee may, in its sole discretion, (x) initially provide for an alter-native Restricted Period for a previously granted award (provided that the Committee may not extend the Restricted Period for a previously granted award without the Participant's written consent), (y) during any extension of such Restricted Period, provide for alternative restrictions and (z) provide for the lapse of any such restrictions in installments and accelerate or waive any such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine in its sole discretion.

               (ii) Unless the Committee in its sole discretion shall determine otherwise at or prior to the time of the grant of any award, the Participant shall have the right to direct the vote of its Restricted Stock in accordance with paragraph (e) of this
          Section 5. The Participant shall have the right to receive any regular dividends or dividend equivalents on such Restricted Stock. The Committee shall in its sole discretion determine the Participant's rights with respect to extraordinary dividends on the Restricted Stock.

               (iii) Certificates for Restricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period has expired (or such earlier time as the restrictions may lapse in accordance with paragraph (c)(i) of this Section 5) without forfeiture in respect of such Restricted Stock.

          (d)  Subject to the provisions of paragraph (c)(i) of this
Section 5, the following provisions shall apply to a Participant's Restricted Stock prior to the end of the Restricted Period (including extensions):

               Restricted Stock will be awarded, and will be subject to forfeiture, based upon separate determina-tions of performance in each of the Commercial Lines and Personal Lines. In the event that in any of the three years immediately following the Base Year such Participant's Annual Premium with Indemnity and any other insurance Subsidiaries of the Company is reduced by (a) 60% or more in Commercial Lines or (b) 50% or more in Personal Lines compared to such Participant's
          Annual Premium with Indemnity and any such company in the Base Year, such Participant will forfeit all Restricted Stock awarded with respect to such Base
          Year related to the Line in which the Annual Premium was reduced. Upon such forfeiture, the Participant will have no further rights in the Restricted Stock or the Profit
          Sharing in lieu of which the Restricted Stock was awarded. The determination of whether there is a reduction in Annual Premiums in any given year compared to the applicable Base Year resulting in forfeiture will be based on Annual Premiums in either Commercial
          Lines or Personal Lines, depending upon whether the Restricted Stock was awarded in lieu of a portion of Commercial Lines Profit Sharing or Personal
          Lines Profit Sharing, and will be made by the Committee, in its sole discretion. In the event any reduction in Annual Premiums resulting in forfeiture is the result of (1) Indemnity or any other insurance
          Subsidiary of the Company withdrawing from a Commercial
          Lines or Personal Lines market that is material for a Participant or (2) Indemnity terminating the Participant's appointment other than for Cause, the Restricted Stock will be forfeited; however, in either case, the Participant will receive a cash payment equal to the Profit Sharing, without interest, in lieu of which the Restricted Stock was awarded under the Plan. For these purposes, material shall be deemed to be 10% of that Participant's Annual Premium writings with Indemnity or any such company with respect to such Line in which the Annual Premium was reduced (Commercial or Personal); provided, however, that the Committee shall have sole discretion to deem any other circumstance or event to be a material withdrawal.

          (e) Unless the Committee, in its sole discretion, shall deter-mine otherwise at or prior to the time of the grant of any award, during the Restricted Period the Restricted Stock shall be voted by the Company's senior administrative officer in charge of administering the Plan, or such other person as the Committee may designate (the "Plan Administrator"), and the Plan Administrator shall vote such shares in accordance with instruc-tions received from the Participants. Restricted Stock as to which no instructions are received shall be voted by the Plan Administrator propor-tionately in accordance with instructions received from the Participants in the Plan.


SECTION 6.  Administration.

          The Plan shall be administered by the Committee which shall be appointed by the Board and which shall serve at the discretion of the Board.

          The Committee shall have the power and authority to grant awards of Restricted Stock to Participants, pursuant to the terms of the Plan.

          In particular, the Committee shall have the authority, among other things:

               (i)    to select those Agencies that are Eligible Agencies;

               (ii) to determine whether and to what extent Restricted Stock is to be awarded to Participants hereunder;

               (iii) to determine the number of shares of Restricted Stock to be covered by each award granted hereunder and the formula for such determination;

               (iv) to determine the terms and conditions, not inconsis-tent with the terms of the Plan, of any award granted hereunder;

               (v) to determine the terms and conditions, not inconsis-tent with the terms of the Plan, which shall govern the Restricted Stock Award Agreement evidencing the Restricted Stock;

               (vi)  to accelerate the vesting of awards;

               (vii) to determine events of forfeiture and any other determination which the Committee has authority to make pursuant to Section 5; and

               (viii) to provide for an alternative Restricted Period; provided that the Committee may not extend the Restricted Period for a previously granted award without the Participant's written consent.

          The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan; and to other-wise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Indemnity and the Participants.


SECTION 7.  Adjustments upon a Change in Common Stock.

          In the event of any change in the outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event if such change equitably requires an adjustment in the number or kind of shares that may be issued under the Plan pursuant to Section 4(b), such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.


SECTION 8.  Amendment and Termination

          The Plan may be amended or terminated at any time and from time to time by the Board. Neither an amendment to the Plan nor the termination of the Plan shall without such Participant's written consent adversely affect any right of any Participant with respect to any Restricted Stock theretofore granted.


SECTION 9.  General Provisions.

          (a) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stock-holder approval if such approval is required; and such arrangements may either be generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Agency any right to continue to represent the Company or a Subsidiary in the sale of insurance or otherwise, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the agency relationship with any of its Agencies at any time. Nothing contained herein is intended or shall be construed to modify or supersede the terms of any existing contracts between an Agency and Indemnity, including but not limited to any agency agreement, any profit sharing agreement or any agency benefits agreement.

          (b) No member of the Board or the Committee, nor any officer or employee of the Company or Indemnity acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

          (c) A Participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law and otherwise including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability of such Participant.

SECTION 10.  Election Date of Plan.

          The Plan shall be effective on _________________ __, 1995. The Plan shall remain effective until terminated by the Board in accordance with Section 8.

The Travelers Indemnity Company
- -------------------------------
Agency Capital Accumulation Plan             Registration and Election Form
- --------------------------------             ------------------------------

Agency Name:
Agency Address:
Agency Producer Code:

COMMERCIAL LINES

Please deduct the lesser of ____% (up to 50%) or $____ (not less than $2,500) from my [base year] _____ profit-sharing payment and apply that amount to the purchase of shares of common stock of Travelers Group Inc. in accordance with the terms of The Travelers Indemnity Company Agency Capital Accumula-tion Plan.

Agency must earn a minimum $15,000 Commercial Lines profit-sharing payment to participate.

Minimum amount to be applied to common stock purchases is $2,500.

PERSONAL LINES

Please deduct the lesser of ___% (up to 50%) or $___ (not less than $2,500) from my [base year] _____ profit-sharing payment and apply that amount to the purchase of shares of common stock of Travelers Group Inc. in accordance with The Travelers Indemnity Company Agency Capital Accumulation Plan.

Agency must earn a minimum $15,000 Personal Lines profit-sharing payment to participate.

Minimum amount to be applied to common stock purchases is $2,500.

It is understood, agreed and acknowledged that Agency's participation and election herein is in all respects subject to and governed by the terms of The Travelers Indemnity Company Agency Capital Accumulation Plan and a Prospectus that has been delivered to Agency. Agency acknowledges that elections under the Plan are made before Agency will know whether it will be eligible to participate. All awards will be subject to execution of a Restricted Stock Award Agreement.


______________________             _______________________
Signature                          Date

______________________             _______________________
Name                               Title



RETURN FORM TO:
                        Agency Marketing (2CR)
                        Travelers Insurance
                        One Tower Square
                        Hartford, CT  06183

Completed form must be received prior to _______________________. Please keep a copy of this form for your files.

===================================================       ======================
        No dealer, salesperson or other person is
authorized in connection with any offering made
hereby to give any information or to make any             TRAVELERS GROUP INC.
other representation not contained in this Prospectus, and, if given or made, such informa-tion or representations must not be relied upon as having been authorized by the Company. This
Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstance create any implica-tion that the information contained or incorporat-ed by reference herein is correct as of any date subsequent to the date hereof.

                  _______________




                 TABLE OF CONTENTS
                 -----------------

                                              Page
                                              ----

Available Information . . . . . . . . . . . .    2         ________________
Incorporation of Certain Information by
   Reference  . . . . . . . . . . . . . . . .    2            PROSPECTUS
Use of Proceeds . . . . . . . . . . . . . . .    3         ________________
The Travelers Indemnity Company Agency Capital
   Accumulation Plan  . . . . . . . . . . . .    3
Legal Matters . . . . . . . . . . . . . .        7
Experts . . . . . . . . . . . . . . . . . . . .  7
Annex A   . . . . . . . . . . . . . . . . . .  A-1
                                                         THE TRAVELERS INDEMNITY
                                                          COMPANY AGENCY CAPITAL
                                                            ACCUMULATION PLAN

===================================================       ======================

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.       Other Expenses of Issuance and Distribution.

          The following table sets forth estimated expenses to be incurred in connection with the distribution of the securities being registered hereby, all of which shall be borne by the Company:

          Commission Registration Fees  . . . . . .     $     6,049.57

          Printing and Engraving Expenses . . . . .           3,000

          Legal Fees and Expenses . . . . . . . . .          70,000

          Accounting Fees and Expenses  . . . . . .           5,000

          Blue Sky Fees and Expenses  . . . . . . .          13,000

          Miscellaneous . . . . . . . . . . . . . .           2,950.43
                                                           -----------

          Total . . . . . . . . . . . . . . . . . .     $   100,000
                                                            -------

          Except for the Commission registration fee, all of the foregoing are estimates.


Item 15.       Indemnification of Directors and Officers.

          Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that such person acted in any of the capacities set forth above, against (expenses including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indem-nification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections
(a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Section 3 of Article V of the Company's By-Laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

          The Company also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under the Securities Act of 1933, as amended. In certain employment agreements, the company or its subsidiaries have also agreed to indemnify certain officers against loss from claims made against such officers in connection with the performance of their duties under their employment agreements. Such indemnification is generally to the same extent as provided in the Company's By-laws.

          Section 102(b) (7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article ELEVENTH of the Company's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).


Item 16.       Exhibits.

Exhibit
Number         Description
- ------         -----------

5.1 Opinion of Charles O. Prince, III, Esq. with respect to the legality of the securities being registered

23.1 Consent of Charles O. Prince, III, Esq. (included in his opinion filed as Exhibit 5.1)

23.2           Consent of KPMG Peat Marwick LLP

23.3           Consent of Coopers & Lybrand L.L.P.

24.1           Power of Attorney of certain directors of the Company

99.1           The Travelers Indemnity Company Agency Capital Accumulation
               Plan

Item 17.       Undertakings.

          A.  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where ap-plicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incor-porated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenfor-ceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, Travelers Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of September, 1995.


                                   TRAVELERS GROUP INC.



                                   By /s/ James Dimon
                                     --------------------------------------
                                       James Dimon
                                       President


                                 SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this 25th day of September, 1995.





  /s/  Sanford I. Weill               Chairman of the Board, Chief Executive
- ------------------------------        Officer and Director (Principal Executive
       Sanford I. Weill               Officer)



                                      President, Chief Operating Officer, Chief
        /s/ James Dimon               Financial Officer and Director (Principal
- ------------------------------        Financial Officer)
            James Dimon


    /s/ Irwin R. Ettinger             Senior Vice President and Chief Accounting
- ------------------------------        Officer (Principal Accounting Officer)
       Irwin R. Ettinger


               *
- ------------------------------        Director
     C. Michael Armstrong



               *
- ------------------------------        Director
       Kenneth J. Bialkin


               *
- ------------------------------        Director
        Edward H. Budd

               *
- ------------------------------        Director
        Joseph A. Califano, Jr.


               *
- ------------------------------        Director
       Douglas D. Danforth


               *
- ------------------------------        Director
        Robert F. Daniell


               *
- ------------------------------        Director
        Leslie B. Disharoon


               *
- ------------------------------        Director
        Gerald R. Ford



- ------------------------------        Director
        Robert F. Greenhill



- ------------------------------        Director
           Ann D. Jordan


               *
- ------------------------------        Director
        Robert I. Lipp


               *
- ------------------------------        Director
        Dudley C. Mecum


               *
- ------------------------------        Director
       Andrall E. Pearson



- ------------------------------        Director
         Frank J. Tasco


               *
- ------------------------------        Director
         Linda J. Wachner

               *
- ------------------------------        Director
        Joseph R. Wright, Jr.


               *
- ------------------------------        Director
         Arthur Zankel



* By:   /s/ James Dimon
      ------------------------
          James Dimon
           President

                             EXHIBIT INDEX
                             -------------

Exhibit
Number         Description                                                  Page
- ------         -----------                                                  ----

5.1 Opinion of Charles O. Prince, III, Esq. with respect to the legality of the securities being registered

23.1 Consent of Charles O. Prince, III, Esq. (included in his opinion filed as Exhibit 5.1)

23.2           Consent of KPMG Peat Marwick LLP

23.3           Consent of Coopers & Lybrand L.L.P.

24.1           Power of Attorney of certain directors of the Company

99.1           The Travelers Indemnity Company Agency Capital
               Accumulation Plan